UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2015

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant's telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A of Covanta Holding Corporation (the “Company”) amends the Company’s Current Report on Form 8-K dated January 5, 2015 and filed with the Securities and Exchange Commission on such date (the “January 8-K”) to provide additional information as of March 5, 2015.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the leadership succession plan of the Company previously described in the January 8-K, on March 5, 2105, (i) Anthony J. Orlando resigned from his role as President and Chief Executive Officer of the Company and (ii) the Company’s Board of Directors (the “Board”) appointed Stephen J. Jones, age 53, as the Company’s President and Chief Executive Officer and member of the Board. Mr. Orlando will remain on the Board.
Information regarding Mr. Jones’ business experience and Offer Letter (as defined in the January 8-K) and Mr. Orlando’s Succession Agreement (as defined in the January 8-K) are described in the January 8-K which descriptions are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2015

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	/s/ Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary